UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2017

BANKRATE, INC.

(Exact name of registrant specified in its charter)

Delaware	001-35206	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1675 Broadway, 22nd Floor

New York, New York 10019

(Address of principal executive offices, zip code)

(917)  368-8600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders (1) approved the re-election of the two Class III members of the Board of Directors to serve until the 2020 Annual Meeting, and (2) ratified the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2017.

As of the record date, there were 89,512,596 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 84,090,814 shares of common stock or 93.94% of the outstanding common shares entitled to vote were represented in person or by proxy.  The number of votes cast for and against or withheld, and the number of abstentions and broker non-votes, with respect to each matter voted upon are set forth below.

1.	The following individuals were nominated in 2017 to serve until the Annual Meeting of Stockholders in 2020 (Class III). All nominees were re-elected. The results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter C. Morse	61,651,677	17,575,696	4,863,441
Mitch Truwit	61,079,020	18,148,353	4,863,441

2.

The appointment of Deloitte & Touche LLP as independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2017 was ratified. The results were as follows:

Votes For83,522,711

Votes Against101,681

Abstain466,422

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22
BANKRATE, INC.

Dated: June 22, 2017	By:	/s/ James R. Gilmartin
		Name:	James R. Gilmartin
		Title:	SVP, General Counsel & Corporate Secretary